Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
AutoNation, Inc.:
We consent to the incorporation by reference in the registration statements listed below of AutoNation, Inc. of our reports dated February 13, 2014, with respect to the consolidated balance sheets of AutoNation, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of AutoNation, Inc.

•	Form S-3 (Registration Nos. 333-179519, 333-157354, 333-44611, 333-35749, 333-29217, 333-23415, 333-20667, 333-18009, 333-08479, 333-04269, 333-01757, 033-65289, 033-63735, 033-62489, and 033-61649);

•	Form S-4 (Registration Nos. 333-41505 and 333-17915); and

•	Form S-8 (Registration Nos. 333-175830, 333-170737, 333-150756, 333-143250, 333-130019, 333-81888, 333-90819, 333-56967, 333-42891, 333-29265, 333-20669, 333-19453, 033-93742, and 333-07623).

/s/ KPMG LLP
February 13, 2014
Fort Lauderdale, Florida
Certified Public Accountants